As filed with the Securities and Exchange Commission on August 11, 2006

Registration No. 333-135562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEN FRANKLIN FINANCIAL, INC.

(Name of Small Business Issuer in Its Charter)

Federal	6712	To be applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14 North Dryden Place

Arlington Heights, Illinois 60004

(847) 398-0990

(Address and Telephone Number of

Principal Executive Offices)

14 North Dryden Place

Arlington Heights, Illinois 60004

(Address of Principal Place of Business)

C. Steven Sjogren

14 North Dryden Place

Arlington Heights, Illinois 60004

(847) 398-0990

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kip A. Weissman, Esq.

Benjamin M. Azoff, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 400

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	892,688 shares	$10.00	$8,926,800	(1)	$956	(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously filed.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits and Financial Statement Schedules:

The exhibits filed as part of this registration statement are as follows:

(a) List of Exhibits

1.1	Engagement Letter between Ben Franklin Bank of Illinois and Keefe, Bruyette & Woods, Inc.*

1.2	Form of Agency Agreement between Ben Franklin Financial, Inc., Ben Franklin Financial, MHC, Ben Franklin Bank of Illinois and Keefe, Bruyette & Woods, Inc.*

2	Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan, as amended.*

3.1	Charter of Ben Franklin Financial, Inc.*

3.2	Bylaws of Ben Franklin Financial, Inc.*

4	Form of Common Stock Certificate of Ben Franklin Financial, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick

8.2	State Tax Opinion of Crowe Chizek & Co., LLC

10.1	Simple IRA Savings Plan*

10.2	Employee Stock Ownership Plan*

10.3	Form of Employment Agreement with C. Steven Sjogren*

10.4	Form of Employment Agreement with Glen A. Miller*

10.5	Form of Employment Agreement with Robin L. Jenkins*

10.6	Form of Employment Agreement with Angie Plesiotis*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Crowe Chizek & Co., LLC*

23.3	Consent of RP Financial, LC.*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Ben Franklin Bank of Illinois and RP Financial, LC.*

99.2	Business Plan Agreement between Ben Franklin Bank of Illinois and Keller & Company, Inc.*

99.3	Appraisal Report of RP Financial, LC. *,**

99.4	Letter of RP Financial, LC. with respect to Subscription Rights*

99.5	Marketing Materials*

99.6	Order and Acknowledgment Form*

*	Previously filed.
**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Arlington Heights, State of Illinois on August 10, 2006.

BEN FRANKLIN FINANCIAL, INC.

By:	/s/ C. Steven Sjogren
C. Steven Sjogren
Chairman of the Board, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Ben Franklin Financial, Inc. (the “Company”) hereby severally constitute and appoint C. Steven Sjogren as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said C. Steven Sjogren may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said C. Steven Sjogren shall do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ C. Steven Sjogren C. Steven Sjogren	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 10, 2006

/s/ Glen A. Miller Glen A. Miller	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 10, 2006

/s/ Robert E. DeCelles Robert E. DeCelles	Director	August 10, 2006

/s/ Bernadine V. Dziedzic Bernadine V. Dziedzic	Director	August 10, 2006

/s/ John R. Perkins John R. Perkins	Director	August 10, 2006

/s/ Nicholas J. Raino Nicholas J. Raino	Director	August 10, 2006

/s/ James M. Reninger James M. Reninger	Director	August 10, 2006

As filed with the Securities and Exchange Commission on August 11, 2006

Registration No. 333-135562

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

REGISTRATION STATEMENT

ON

FORM SB-2

Ben Franklin Financial, Inc.

Arlington Heights, Illinois

EXHIBIT INDEX

1.1	Engagement Letter between Ben Franklin Bank of Illinois and Keefe, Bruyette & Woods, Inc.*

1.2	Form of Agency Agreement between Ben Franklin Financial, Inc., Ben Franklin Financial, MHC, Ben Franklin Bank of Illinois and Keefe, Bruyette & Woods, Inc.*

2	Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan, as amended.*

3.1	Charter of Ben Franklin Financial, Inc.*

3.2	Bylaws of Ben Franklin Financial, Inc.*

4	Form of Common Stock Certificate of Ben Franklin Financial, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick

8.2	State Tax Opinion of Crowe Chizek & Co., LLC

10.1	Simple IRA Savings Plan*

10.2	Employee Stock Ownership Plan*

10.3	Form of Employment Agreement with C. Steven Sjogren*

10.4	Form of Employment Agreement with Glen A. Miller*

10.5	Form of Employment Agreement with Robin L. Jenkins*

10.6	Form of Employment Agreement with Angie Plesiotis*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Crowe Chizek & Co., LLC*

23.3	Consent of RP Financial, LC.*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Ben Franklin Bank of Illinois and RP Financial, LC.*

99.2	Business Plan Agreement between Ben Franklin Bank of Illinois and Keller & Company, Inc.*

99.3	Appraisal Report of RP Financial, LC. *,**

99.4	Letter of RP Financial, LC. with respect to Subscription Rights*

99.5	Marketing Materials*

99.6	Order and Acknowledgment Form*

*	Previously filed.
**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.